Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

CALCULATOR NEW PUBCO, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(f)(1)	10,488,624 (1)(2)	$10.24 (3)	$ 107,403,509.76	0.00011020	$ 11,835.87
Fees to Be Paid	Equity	Warrants, each Public Warrant exercisable for one-half share of Common Stock and each Private Warrant exercisable for one share of Common Stock, each at an exercise price of $11.50 per share	457(g)	26,278,125 (2) (4)	N/A (5)	N/A (5)	N/A (5)	N/A (5)
Fees to Be Paid	Equity	Common Stock issuable upon exercise of Warrants	457(g), (i)	16,215,625 (2) (6)	$11.53 (7)	$186,966,156.30	0.00011020	$20,603.67
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities	—	—	—	—	—	—	—	—
	Total Offering Amounts					$ 294,369,666.01		$ 32,439.54
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$ 32,439.54

(1)	Based on the maximum number of shares of common stock, par value $0.0001 per share (“Common Stock”), of Calculator New Pubco, Inc. (“New Pubco”), the registrant, issuable in connection with the business combination described herein (the “Business Combination”) between Quantum FinTech Acquisition Corporation (“Quantum”) and, among other parties, New Pubco, in exchange for (i) 5,457,374 shares of common stock of Quantum (the “Quantum Common Stock”) included in Quantum’s units (the “Quantum Units”) (with each Quantum Unit consisting of one share of Quantum Common Stock and one redeemable warrant of Quantum, each warrant entitling the holder thereof to purchase one half-share of Quantum Common Stock at a price of $11.50 per full share) sold to the public in Quantum’s initial public offering and (ii) 5,031,250 shares of Quantum Common Stock issued to Quantum’s initial stockholders as founder shares.

(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Quantum Common Stock on the New York Stock Exchange (“NYSE”) on April 28, 2023 ($10.24 per share), in accordance with Rule 457(f)(1)(within five business days prior to the date of the filing of the Registration Statement on Form S-4).

(4)	Represents warrants to acquire shares of Quantum Common Stock (the “Warrants”), being the (A) 10,062,500 warrants to acquire shares of Quantum Common Stock issued in Quantum’s initial public offering (the “Public Warrants”) and (B) 6,153,125 warrants to acquire Quantum Common Stock issued in a private placement simultaneously with Quantum’s initial public offering that will be assumed by New Pubco and exercisable for Quantum Common Stock as a result of the Business Combination.

(5)	The maximum number of Warrants and shares of Quantum Common Stock issuable upon exercise of the Warrants are being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to such Warrants has been allocated to the shares of Quantum Common Stock issuable upon exercise of the Warrants and included in the registration fee paid in respect of such shares of Quantum Common Stock. No additional registration fee is payable pursuant to Rule 457(g).

(6)	Represents the estimated maximum number of shares of Quantum Common Stock to be issued upon exercise of the Warrants.

(7)	Calculated pursuant to Rule 457(g) and 457(i) under the Securities Act, based on a sum of (i) the exercise price of the Warrants, and (ii) the average of the high and low prices of the Public Warrants on the over-the-counter market on May 3, 2023 ($0.0252 per warrant).